Exhibit 99.1
Express-1 Expedited Solutions, Inc.
Unaudited Pro Forma Condensed
Consolidated Financial Information
Basis of Presentation
     The accompanying unaudited pro forma condensed balance sheet as of December 31, 2007 gives effect to the acquisition of substantially all assets of Concert Group Logistics, LLC by Express-1 Expedited Solutions, Inc. (the “Company”) as if the acquisition occurred on that date. The accompanying unaudited pro forma condensed statements of operations for the years ended December 31, 2007 and 2006, give effect to the acquisition as if it occurred on the first day of each period presented.
     Pro forma adjustments have been limited to only those adjustments that are: directly attributable to the transaction, factually supportable, and in the case of pro forma income statement adjustments, expected to have a continuing impact on the Company’s financial results.
     The unaudited pro forma condensed financial information is provided for information purposes only and is not necessarily indicative of the results that would have occurred if the acquisition had occurred on the first day of each period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the:
o Accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements;
o The Company’s historical audited consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 27, 2008;
o Concert Group Logistics, LLC historical audited financial statements and notes for the fiscal year ended December 31, 2007 and 2006 (included as Item 9.01 (a) within the 8-K filed with the Securities and Exchange Commission on behalf of Express-1 Expedited Solutions, Inc. on January 31, 2008); and
o Form 8-K filed with the Securities and Exchange Commission by the Company on January 31, 2008 and the exhibits attached thereto.

Express-1 Expedited Solutions, Inc.
Unaudited Pro Forma Consolidated Balance Sheet

					Pro Forma
					Consolidated
	Express-1 Expedited	Concert Group			Express-1 Expedited
	Solutions, Inc.	Logistics, LLC	Pro Forma		Solutions, Inc.
	As of	As of	Transaction		As of
	December 31, 2007	December 31, 2007	Adjustments	Note	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$800,000	$258,000	$—		$1,058,000
Accounts receivable, net of allowances for doubtful accounts (Note A)	5,663,000	6,294,000	—		11,957,000
Prepaid expenses	492,000	91,000	—		583,000
Other current assets	149,000	750,000	(502,000)	E	397,000
Deferred tax asset, current	1,549,000	—	—		1,549,000

Total current assets	8,653,000	7,393,000	(502,000)		15,544,000

Property and equipment, net of accumulated depreciation (Note B)	2,312,000	458,000	(14,000)	F	2,756,000

Goodwill	7,737,000	—	8,875,000	G	16,612,000
Identified intangible assets, net of accumulated amortization (Note C)	3,950,000	—	3,000,000	H	6,950,000
Loans and advances	104,000	263,000	—		367,000
Deferred tax asset, long term	377,000	—	—		377,000
Other long term assets	591,000	416,000	—		1,007,000

	$23,724,000	$8,530,000	$11,359,000		$43,613,000

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$892,000	$5,450,000	$—		$6,342,000
Accrued salaries and wages	660,000	—	—		660,000
Accrued acquisition earnouts	2,210,000	—	—		2,210,000
Accrued expenses, other	861,000	133,000	—		994,000
Current maturities of long term debt	50,000	2,356,000	(1,156,000)	I	1,250,000
Other current liabilities	199,000	446,000	—		645,000

Total current liabilities	4,872,000	8,385,000	(1,156,000)		12,101,000

Line of credit	—	—	—		—
Notes payable and capital leases, net of current maturities	34,000	60,000	7,740,000	J	7,834,000
Other long-term liabilities	616,000	12,000	—		628,000

Total long-term liabilities	650,000	72,000	7,740,000		8,462,000

Stockholders’ equity:
Preferred stock, (Note D)	—	—	—		—
Common stock (Note D)	27,000	—	5,000	K	32,000
Additional paid-in capital	21,152,000	—	4,843,000	K	25,995,000
Accumulated deficit	(2,870,000)	73,000	(73,000)	L	(2,870,000)
Treasury stock, at cost (Note D)	(107,000)	—	—		(107,000)

Total stockholders’ equity	18,202,000	73,000	4,775,000		23,050,000

	$23,724,000	$8,530,000	$11,359,000		$43,613,000

Express-1 Expedited Solutions, Inc.
Unaudited Pro Forma Consolidated Statements of Operations

	For the year ended December 31, 2007
					Pro Forma
			Pro Forma		Consolidated
	Express-1 Expedited	Concert Group	Transaction		Express-1 Expedited
	Solutions, Inc.	Logistics, LLC	Adjustments	Notes	Solutions, Inc.
Revenues
Operating revenue	$52,789,000	$47,215,000	$(19,000)	M	$99,985,000

Expenses
Direct expenses	39,911,000	42,743,000	(19,000)	M	82,635,000

Gross margin	12,878,000	4,472,000	—		17,350,000

Sales, general and administrative expense	9,342,000	3,945,000	(959,000)	N	12,328,000
Other expense	—	43,000	—		43,000
Interest expense	65,000	162,000	138,000	O	365,000

Income before income tax provision	3,471,000	322,000	821,000		4,614,000

Income tax provision	1,300,000	—	320,000	P	1,620,000

Net income	$2,171,000	$322,000	$821,000		$2,994,000

Earnings per common share
Basic income per common share	0.08				0.10
Diluted income per common share	0.08				0.09

Weighted average common shares outstanding
Basic weighted average common shares outstanding	26,690,382		4,800,000	K	31,490,382
Diluted weighted average common shares outstanding	27,326,729		4,800,000	K	32,126,729

Express-1 Expedited Solutions, Inc.
Unaudited Pro Forma Consolidated Statements of Operations

	For the year ended December 31, 2006
					Pro Forma
			Pro Forma		Consolidated
	Express-1 Expedited	Concert Group	Transaction		Express-1 Expedited
	Solutions, Inc.	Logistics, LLC	Adjustments	Notes	Solutions, Inc.
Revenues
Operating revenue	$42,191,000	$36,644,000	$(37,000)	N	$78,798,000

Expenses
Direct expenses	31,396,000	32,928,000	(37,000)	N	64,287,000

Gross margin	10,795,000	3,716,000	—		14,511,000

Sales, general and administrative expense	7,608,000	3,271,000	(810,000)	O	10,069,000
Other expense	206,000	17,000	—		223,000
Interest expense	205,000	121,000	179,000	P	505,000

Income before income tax provision	2,776,000	307,000	631,000		3,714,000

Income tax benefit	(1,128,000)	—	—		(1,128,000)

Net income	$3,904,000	$307,000	$631,000		$4,842,000

Earnings per common share
Basic income per common share	0.15				0.16
Diluted income per common share	0.15				0.15

Weighted average common shares outstanding
Basic weighted average common shares outstanding	26,297,120		4,800,000	K	31,097,120
Diluted weighted average common shares outstanding	26,641,012		4,800,000	K	31,441,012

Express-1 Expedited Solutions, Inc.
Notes to the Unaudited Pro Forma Financial Statements
A.	Accounts receivable, net of allowances for doubtful accounts as of December 31, 2007 of $77,000 and $71,000 for Express-1 Expedited Solutions, Inc. and Concert Group Logistics, LLC, respectively.

B.	Property and equipment, net of accumulated depreciation of December 31, 2007 of $1,734,000 and $546,000 for Express-1 Expedited Solutions, Inc. and Concert Group Logistics, LLC, respectively.

C.	Identified intangible assets, net of accumulated amortization as of December 31, 2007 of $1,279,000 for the Company.

D.	Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding as of December 31, 2007 for the Company;

Common stock, $.001 par value; 100,000,000 shares authorized; 27,008,768 shares issued and 26,828,768 shares outstanding as of December 31, 2007 for the Company;

Treasury stock, at cost, 180,000 shares held as of December 31, 2007 for the Company.

E.	Notes receivable of $502,000 due from the Concert Group ownership members to Concert Group Logistics, LLC were excluded from the transaction.

F.	Property and equipment with a net book value of $14,000 was excluded from the transaction.

G.	Goodwill of $8,875,000 was created in the transaction. The Company is currently in the process of completing an independent valuation of the assets acquired from the transaction and anticipates completion of that valuation within the second quarter of 2008. Based upon the results of that independent valuation, the Company anticipates that the amount of goodwill and intangibles created from the transaction as reported within the Company’s financial statements on a prospective basis could differ from the amounts recorded within these pro forma financial statements.

H.	Intangibles created within the transaction include: employment contracts with embedded non-compete provisions, Concert Group Logistics trade name, and the value of the Concert Group Logistics independent station network. Based upon the valuation mentioned in footnote H, the Company anticipates that the value placed upon these intangibles could change.

		Estimated
Intangible	Value	Life

Employment contracts	$500,000	4 years
CGL Station Network	$1,500,000	15 Years
CGL Trade Name	$1,000,000	20 Years
I.	The amount reflected represents the net amount after reduction for the Concert Group Logistics, LLC debt and increase for the $1.2 million current portion of the $3.6 million term debt used by the Company to finance the transaction.

J.	The Company borrowed $9.0 million to finance the Concert Group Logistics, LLC transaction. This consisted of a $3.6 million term note, $1.2 million of which was classified as current, and $5.4 million on a receivables based line of credit. The $60,000 of long term notes on the Concert Group Logistics, LLC balance sheet were satisfied by the sellers with proceeds from the transaction.

K.	The Company issued 4.8 million of common stock with a par value of $0.001 per share and a market value of $1.01 on the date of closing.

L.	Elimination of the Concert Group Logistics, LLC accumulated deficit in this asset purchase transaction.

M.	Express-1 Expedited Solutions, Inc. performed approximately $19,000 and $37,000 of services for Concert Group Logistics, LLC during 2007 and 2006, respectively. These amounts have been eliminated from the revenue and expenses for the purposes of consolidation.

N.	Elimination of excess seller’s compensation and non-recurring expenses attributable to employees and costs not transferred to the Company in the transaction. These amounts resulted from the completion of the transaction, were factually supportable and were determined to have an on-going impact on the operations of the Company, in the opinion of management. Also included within this line item was $275,000 of amortization of intangibles in each of the years presented.

O.	Interest expense on both the term portion and revolving portions of long-term debt from the acquisition.

P.	Income tax provision for 2007 at an approximate rate of 39% of pre-tax earnings. During 2006, the Company did not record a current tax provision, due to the existence of a large deferred tax valuation allowance.